Exhibit 10.1
ASSET MANAGEMENT AGREEMENT
This ASSET MANAGEMENT AGREEMENT (this “Agreement”), effective July 20, 2025 (the “Effective Date”), is entered into by and between Nuvve Holding Corp. (the “Client”), and DeFi Technologies, Inc. (the “Asset Manager”).
WHEREAS, the Client wishes to appoint the Asset Manager to manage certain assets of the Client; and WHEREAS, the Asset Manager wishes to be appointed by the Client for such purposes, subject to and in accordance with the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to be bound on the terms and conditions set forth below:
1.Appointment of the Asset Manager; Authority. The Client hereby appoints the Asset Manager to the Services (as defined in Schedule B hereto) in line with the Investment Guidelines set forth on Schedule B with respect to the Account Assets (as defined below) in the accounts or cryptocurrency “wallets” identified in Schedule A attached hereto as amended from time to time (collectively, the “Account”) maintained with one or more qualified custodian(s) or cryptocurrency wallet providers acceptable to the Asset Manager (collectively, the “Custodian”). The Asset Manager hereby accepts its appointment and agrees to provide such Services upon the terms and conditions set forth herein. The Client agrees that the Asset Manager may provide the Services under this Agreement via affiliates of the Asset Manager (“Asset Manager Affiliates”). The Client and the Asset Manager understand and agree that changes to Schedule A may be made from time to time following the date of execution of this Agreement by mutual agreement of the parties.
2.Account Assets. The “Account Assets” shall consist initially of at least $3,000,000, which the Client agrees it has placed or will place into the Account, as well as all investments thereof, proceeds of, income on and additions or accretions to same, including all assets which are or were in the Account, but which are staked from time to time in accordance with this Agreement. The Client shall place in the Account consideration constituting any proceeds the Client receives in connection with additional capital raises the stated use of proceeds of which is to further the HYPE Strategy, and may from time to time place additional assets in the Account, or direct that additional assets be placed in the Account. The Client shall promptly notify the Asset Manager of any such addition. Liquidation of Account Assets may be required for any withdrawal by the Client during the term of this Agreement and notice shall be given as soon as possible and, in any event, at least five business days in advance. Asset Manager will make reasonable efforts to ensure that withdrawals are processed within such five business days. The Client acknowledges that the Account Assets may constitute only a part of the assets of the Client, and that the Asset Manager may act without regard to or consideration of any other assets that may from time to time be held by the Client and shall have no responsibility, duty or liability with respect to any assets not Account Assets.
For the purposes of the above, the “HYPE Strategy” means the HYPE investment strategy focused on maximizing exposure and value accruals related to the native digital asset of the Hyperliquid network, called $HYPE (“HYPE”), including facilitating the staking of HYPE by the Client and partnering with HYPE validators, provided that, for the avoidance of doubt, the Account Assets may also include other cryptocurrencies, cash and any other assets the Asset Manager determines, in its sole discretion, are incidental to, required for, or that facilitate such maximal exposure and/or value accrual. The parties agree that the “Account Assets” are not intended to include “securities” as defined in the Investment Company Act of 1940, as amended (“Investment Company Act”), unless otherwise agreed in writing. The Client understands that (i) it is not engaging the Asset Manager to provide investment advice about securities and (ii) for so long as the Account Assets do not include securities and the Asset Manager’s services hereunder are confined to non-securities, the Client is not an “advisory client” for purposes of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and to the fullest extent permitted by applicable law, shall not be afforded the protections of advisory clients under the Advisers Act.
3.Authority of Asset Manager.
(a)Generally. The Asset Manager (and, where applicable, any Asset Manager Affiliate) shall have responsibility and authority with respect to the discretionary investment management of the Account Assets and, as herein provided, shall from time to time direct the investment and reinvestment of such assets in the Account. The Client may, from time to time, consult with the Asset Manager on the investment and reinvestment of Account Assets, which the Asset Manager shall consider in good faith. Subject to the Investment Guidelines set forth on Schedule B, the Asset Manager (and, where applicable, any Asset Manager Affiliate) shall have full power and authority to:
(i)enter into all transactions and other undertakings that, subject to the Investment Guidelines set forth in Schedule B, the Asset Manager may in its discretion deem necessary or advisable to carry out its investment decisions;
(ii)make investment decisions in respect of the Account Assets and the Account in accordance with the Investment Guidelines;
(iii)purchase, acquire, hold, invest, reinvest, sell, stake, redeem or dispose of, or otherwise trade in any assets which constitute or will constitute all or any portion of the Account Assets, and place orders with respect to, and arrange for any of the foregoing;
(iv)select qualified custodians, brokers, dealers, cryptocurrency wallet providers, validators and other intermediaries, exchanges and counterparties in consultation, from time to time, with the Client’s Chief Executive Officer and/or Chief Financial Officer, which may or may not be affiliated with the Asset Manager, as may be necessary to execute transactions as described above and any other transactions contemplated herein, and open accounts in the name, or for the benefit, of the Client with such selected custodians, brokers, dealers, cryptocurrency wallet providers, and other intermediaries, exchanges and counterparties and to pay reasonable fees and charges applicable to transactions in the Account;
(v)instruct the Custodian (as defined above) to deliver an asset sold, exchanged or otherwise disposed of by the Account in exchange for cash and to deliver cash to pay for assets delivered to the Custodian that were acquired by the Account;

(vi)instruct the Custodian to exercise or abstain from exercising any option, privilege or right held in the Account;
(vii)monitor the correct collection of income on the Account Assets by the Custodian;
(viii)execute, in the name and on behalf of Client, all such documents and take all such other actions which Asset Manager shall deem requisite, appropriate or advisable to carry out its duties hereunder;
(ix)to engage such independent agents, administrators, subadvisors, attorneys and accountants as the Asset Manager may deem necessary or advisable for the Account Assets and to pay on behalf of the Client all reasonable and documented fees incurred thereby (including reasonable and documented legal and accounting fees and disbursements, commissions, banking, brokerage, registration and private placement fees, and transfer, capital and other taxes, duties and costs incurred in connection with the making of investments by the Client in Account transactions), provided however that the Asset Manager receives prior written approval from the Client’s Chief Executive Officer or Chief Financial Officer prior to the Asset Manager incurring expenses in excess of $10,000 with respect to any particular transaction; and
(x)take any other action with respect to property in the Account as necessary or desirable to carry out its obligations under this Agreement (except that the Asset Manager is not authorized to withdraw any money or other property from the Account either in the name of the Client or otherwise and shall under no circumstances act as custodian of the Account or take or have title to, or authority to take possession of the Account Assets, except as expressly described herein) so long as it is in accordance with the Investment Guidelines set forth in Schedule B.
The foregoing authority shall remain in full force and effect until expressly revoked by the Client in writing to the Asset Manager or the termination of this Agreement as provided herein. Revocation shall not affect transactions entered into prior to such revocation.
(b)Power of Attorney. In furtherance of the authority set forth in paragraph (a) above, the Client hereby irrevocably designates and appoints the Asset Manager as its agent and attorney-in-fact, with full power and authority and without further approval of the Client, in the Client’s name, place and stead, to (i) negotiate, make, execute, sign, acknowledge, swear to, deliver, record and file any agreements, documents or instruments which may be considered necessary or desirable by the Asset Manager to carry out fully the provisions of this Agreement and (ii) to perform all other acts contemplated by this Agreement or necessary, advisable or convenient to carry out its duties hereunder (subject at all times, however, to each and all of the limitations and stipulations set forth herein and in the Investment Guidelines (as defined below)). Because this limited power of attorney shall be deemed to be coupled with an interest, it shall be irrevocable and survive and not be affected by the Client’s insolvency or dissolution. However, this limited power of attorney will become revocable upon the expiration of such interest and, therefore, this limited power of attorney will terminate upon termination of this Agreement in accordance with Section 11 of this Agreement.

(c)Compliance with Investment Guidelines. The Client acknowledges and agrees that compliance with the Investment Guidelines, including, without limitation, compliance with sector and industry weights of the Account, as applicable, shall be determined in accordance with the Asset Manager’s internal systems. The Client understands and agrees that the Asset Manager does not guarantee or represent that any investment objectives will be achieved. In the event of any breach of the Investment Guidelines, the Asset Manager shall seek to return the Account to compliance with the Investment Guidelines as soon as reasonably practicable. The Client and the Asset Manager understand and agree that changes to Schedule B may be made from time to time following the date of execution of this Agreement by mutual agreement of the Parties.
4.Custody of Assets.
(a)Assets held by Custodian. Title to the Account and all Account Assets shall be held in the name of the Client. Neither the Asset Manager nor any of its affiliates shall take physical custody or possession of or handle any cash, mortgages or deeds of trust, or have any authority (other than as set forth herein) or possess other indicia of ownership of any of the Account Assets.
(b)Expenses of the Custodian; No Liability. The Client shall pay all charges, fees and expenses of the Custodian and any sub-custodian(s). The fees charged to the Client by the Custodian are exclusive of, and in addition to, the management fees and other charges, discussed herein.
5.Proper Instructions.
(a)All instructions communicated hereunder to the Asset Manager from the Client shall be made in writing, signed, and transmitted to the Asset Manager by persons designated by the Client as empowered to provide instructions to the Asset Manager (“Authorized Persons”). Any such communication by an Authorized Person appropriately indicating that it reflects action or instruction by the Client may be so accepted by the Asset Manager and the Asset Manager shall have no obligation to inquire further with respect thereto and shall be fully protected in relying and acting upon the writing so indicating the action or instruction of the Client. Asset Manager shall act in a reasonable and proper manner when taking instructions, which includes seeking clarification for instructions that are illegible, unclear, ambiguous, or indicate a clear error. Asset Manager is responsible for losses resulting from its errors in executing a transaction.
(b)The Client shall provide the Asset Manager with a list of Authorized Persons and their specimen signatures from whom the Asset Manager may accept signed written day to day instructions, confirmations or authority under this Agreement (“Proper Instructions”) and the Asset Manager shall be fully protected in relying on such list until notified in writing by the Client to the contrary. As of the date of this Agreement, the Client’s list of Authorized Persons and their specimen signatures are as set forth in Schedule D attached hereto. Proper Instructions may be sent via email with Adobe’s Portable Document Format (“PDF”) attached by other electronic transmission.
6.Management Fees; Account Expenses.
(a)As compensation for the Asset Manager’s Services rendered hereunder, the Client shall pay the management fees described in Schedule C attached hereto and as may be amended from time to time by written agreement of the Asset Manager and the Client (the “Fee Schedule”). The Fee Schedule shall be deemed to have been adopted and made a part of this Agreement as if fully rewritten herein. The First Annual Fee (as defined in the Fee Schedule)

shall be payable as set forth in the Fee Schedule. With respect to all fees other than the First Annual Fee, the Asset Manager will render invoices quarterly (for the Asset-based Fee (as defined below)) or monthly (for all other fees), as applicable, and all fees shall be payable from the Account not later than ten (10) business days following Client’s receipt of such invoice. The Client hereby acknowledges that it is the Client’s responsibility to verify the accuracy of the calculation of the Asset Manager’s fees, including the First Annual Fee. The Client authorizes the Asset Manager to take any other actions not prohibited by the Agreement, to the extent necessary, to pay the Asset Manager’s fees.
(b)The Asset Manager will be responsible for all of its overhead costs. The Client shall pay or reimburse the Asset Manager for all reasonable and documented expenses related to the operation of the Account, which shall be paid or reimbursed by the Client out of the Account Assets. Asset Manager shall not mark up any third-party expenses. The amount of such expenses may vary from time to time and shall include, without limitation: (i) custodial fees; (ii) bank service fees; (iii) brokerage commissions and all other brokerage transaction costs; (iv) clearing and settlement fees; (v) interest and withholding or transfer taxes incurred in connection with trading for the Account; and (vi) any other reasonable and documented fees and expenses related to the trading and investment activity of the Account as determined by the Asset Manager in good faith.
(c)In addition, the Client may incur an expense which forms part of a larger aggregate expense relating to a number of other managed accounts or pooled investment vehicles for which the Asset Manager or its affiliates provide services. If any such expenses are incurred for the account of any persons in addition to the Client, the Asset Manager will allocate the total expense among the Client and such other persons and will determine the portion reimbursable to the Client, if any, in a fair and reasonable manner.
7.Representations of the Asset Manager. The Asset Manager represents to the Client as follows:
(a)the Asset Manager has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business
(b)the Asset Manager has or will obtain all other governmental authorizations, approvals, consents or filings required in connection with the execution, delivery or performance of this Agreement by the Asset Manager;
(c)this Agreement constitutes a binding obligation of the Asset Manager, enforceable against the Asset Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and
(d)the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Asset Manager is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Client’s ability to perform its obligations hereunder.
The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Asset Manager shall promptly notify the Client of such event.
8.Representations of the Client. The Client represents and warrants to the Asset Manager as follows:
(a)the Client has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;
(b)the Client has the authority to appoint the Asset Manager to manage the assets held in the Account and has, by appropriate action, duly authorized the execution and implementation of this Agreement;
(c)this Agreement constitutes a binding obligation of the Client, enforceable against the Client in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(d)the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, or any applicable law, which have not otherwise been waived, and in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Client’s ability to perform its obligations hereunder;
(e)except in either case to the extent the Client has notified the Asset Manager in writing: (i) the Account Assets belong to the Client free and clear of any liens or encumbrances, and (ii) the Client will not pledge or encumber any Account Assets;
(f)as of the date of this Agreement, taking into account the transactions contemplated under this Agreement, the Client is not an investment company (as that term is defined in the Investment Company Act);
(g)the Client is experienced in engaging asset managers and is aware of the risks associated with such engagements in general, and that it understands the risks associated with the investments contemplated hereby, and the risk that the Account could suffer substantial diminution in value, including complete loss;
(h)the Client has reviewed all other materials and agreements provided by the Asset Manager relating to the Account and to the investments contemplated hereby, understands such materials and agreements and has had the opportunity to ask questions regarding such materials and agreements;
(i)the Client is an “accredited investor” as that term is or may in the future be defined in Rule 501 under the Securities Act of 1933, as amended;
(j)the Client is a “United States person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended;
(k)the Account Assets held in the Account are not assets: of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”); a “plan” as defined in and subject to Section 4975 of the Code; a government plan, foreign plan, or church plan subject to laws similar to ERISA or Section 4975 of the Code; or an entity that holds “plan assets” as defined in Section 3(42) of ERISA;
(l)the Client does not know or have any reason to suspect that the monies being used by it to fund the Account are (i) derived from or related to any illegal activities, including but not limited to money laundering activities, or (ii) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control;
(m)neither the Client, nor any person controlling, controlled by, or under common control with it, nor, to the Client’s knowledge, any person having a beneficial interest in the Client is a Prohibited Investor,1 and Account Assets are not being invested on behalf, or for the benefit, of any Prohibited Investor. Neither the Client nor any director, officer, partner, member, affiliate, nor, if the Client is an unlisted company, any shareholder or beneficial owner of the Client, is a Senior Foreign Political Figure,2 any member of a Senior Foreign Political Figure’s Immediate Family3 or any Close Associate4 of a Senior Foreign Political Figure unless the Client has notified Asset Manager of such fact. The Client is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.5 No Account Assets originate from, nor were they routed through,
1 “Prohibited Investors” include: (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or prohibited under OFAC country sanctions, or any blocked persons list maintained by a governmental or regulatory body as may become applicable to the Trustee or Fund, (2) any Foreign Shell Bank, (as defined below), and (3) any person or entity resident in or whose funds are transferred from or through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as FATF, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gafi.org for FATF’s list of Non-Cooperative Countries and Territories.
2 “Senior Foreign Political Figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.
3 “Immediate Family” with respect to a Senior Foreign Political Figure, typically includes the figure’s parents, siblings, spouse, children and in-laws.
4 “Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.
5 Notice of jurisdictions that have been designated by the Treasury Department as a primary money laundering concern under Section 311 are published in the Federal Register and on the website of the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) at https://www.fincen.gov/resources/statutes-and-regulations/311-special- measures. FinCEN also issues advisories regarding jurisdictions that it deems to be deficient in their counter-money laundering regimes. Such advisories are posted at https://www.fincen.gov/resources/advisoriesbulletinsfact- sheets/advisories.

an account maintained at a Foreign Shell Bank,6 an offshore bank, a bank organized or chartered under the laws of a jurisdiction that has been designated by FATF as non-cooperative with international anti-money laundering principles or a financial institution subject to special measures under Section 311 of the USA PATRIOT Act. If the Client or any person controlling, controlled by, or under common control with the Client is organized under the laws of a country other than the United States to engage in the business of banking, the Client or such person, as the case may be, either: (i) has a Physical Presence7 in a country in which the Client (or such person) is authorized to conduct banking activities, at which address the Client (or such person): (A) employs one or more persons on a full-time basis, (B) maintains operating records relating to its banking business, and (C) is subject to inspection by the banking authority from which it obtained its banking license; or (ii) is affiliated with a financial institution that maintains a Physical Presence in the United States or another country and is subject to supervision by a banking authority regulating such affiliated financial institution; and
(n)the Client understands, acknowledges, represents and agrees that (i) it is the Asset Manager’s policy to comply with anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies to which it is or may become subject (collectively “Requirements”) and to interpret them broadly in favor of disclosure, (ii) the Asset Manager could be requested or required to obtain certain assurances from the Client, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future, (iii) the Client will provide additional information or take such other actions as may be necessary or advisable for the Asset Manager to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, and (iv) the Asset Manager and its agents may disclose to relevant third parties information pertaining to the Client in respect of Requirements or information requests related thereto.
(o)the Client acknowledges and agrees that the Asset Manager is not acting as an investment adviser for purposes of the Advisers Act.
The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Client shall promptly notify the Asset Manager of such event.
6 “Foreign Shell Bank” means a Foreign Bank without a Physical Presence (each as defined below) in any country but does not include a Regulated Affiliate (as defined below). “Regulated Affiliate” means a Foreign Shell Bank that: (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank. “Foreign Bank” means an organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.
7 “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a county in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

9.Client Acknowledgements.
(a)Cooperation. The Client acknowledges that the information provided by the Client on any Account opening forms, including without limitation, information pertaining to the Client’s legal or tax status, address or other contact information and Investment Guidelines will be relied upon by the Asset Manager in determining Client’s suitability for investment opportunities, and the Client agrees that if any such information shall hereafter change or become inaccurate, the Client shall notify the Asset Manager in writing of such change or inaccuracy as soon as reasonably practicable. The client shall cooperate with the Asset Manager in the performance of its Services under this Agreement and, upon the Asset Manager’s reasonable request, shall provide the Asset Manager with timely access to and use of personnel, facilities, equipment, data and information to the extent necessary to permit the Asset Manager to perform its Services under this Agreement.
(b)Risk Factors; Conflicts of Interest; Non-Exclusive Management. The Client acknowledges that it has read, carefully considered and understood the risk factors and hereby acknowledges and consents to the conflicts of interest described herein and in other materials provided by the Asset Manager to the Client. The Asset Manager shall devote such part of its time as is reasonably needed for the Services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Asset Manager from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Asset Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any asset for its own or their own accounts. The Client acknowledges that the Asset Manager and its officers, affiliates and employees, and the Asset Manager’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. As permitted by law the Asset Manager shall have no obligation to acquire for the Account a position in any investment which the Asset Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client. The Client acknowledges that the Asset Manager is not a securities investment manager or financial planner. Nothing contained herein or provided hereby shall be construed as securities, legal, tax or accounting advice by the Asset Manager.
(c)Order Aggregation and Allocation. The Client acknowledges and agrees that the Asset Manager manages other portfolios, including some that may use investment strategies substantially similar to those of the Account, and expects that purchases or sales of the same assets will be made on behalf of the Account and the other portfolios managed by the Asset Manager. The Asset Manager may, but is not obligated to, aggregate orders for the purchase or sale of assets on behalf of the Account with orders on behalf of other portfolios the Asset Manager manages. The Client acknowledges that, while the Asset Manager will seek to allocate the opportunity to purchase or sell such assets among the Account and such other portfolios in a manner it deems equitable over time, the Asset Manager shall not be required to assure equality of treatment among all of its clients.
(d)Brokerage Practices. The investment and reinvestment of the assets in the Account in accordance with the Asset Manager’s authority set forth in Section 3 above may be carried out by the Asset Manager’s placement of orders with brokers or other dealers to cause the sale or purchase or other disposition of allowable assets in accordance with the Investment Guidelines. The Client acknowledges and agrees that the Asset Manager shall have discretion to select brokers or dealers to effect the purchase and sale of assets and to execute and deliver brokerage and customer agreements with any such broker or dealer in the name and on behalf of the Client, provided that the Asset Manager will consult with the Client’s Chief Executive Officer or Chief Financial Officer from time to time, including from time to time upon the request of the Chief Executive Officer or Chief Financial Officer, in connection with such selections and decisions. The Asset Manager shall designate the broker or brokers through which transactions for the Account are executed at such prices and commissions that, in the Asset Manager’s good faith judgment will be in the best interest of the Account. The Asset Manager shall have authority to and may consider such factors as price, transaction costs, a broker’s or dealer’s ability to effect the transactions, access to securities, reliability and financial responsibility, commitment of capital, and the provision or payment by the broker of the costs of research and research-related services which are of benefit to the Asset Manager or its clients, as well as other factors that the Asset Manager deems appropriate to consider under the circumstances. Accordingly, when the Asset Manager places orders for the purchase or sale of an asset for the Account, if selecting brokers or dealers to execute such orders, the Client expressly authorizes the Asset Manager to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Account directly or indirectly. Without limiting the generality of the foregoing, the Asset Manager is authorized to cause the Account to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Account or who otherwise provide brokerage and research services utilized by the Asset Manager; provided that the Asset Manager determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Asset Manager’s overall responsibilities with respect to accounts as to which the Asset Manager exercises investment discretion.
(e)Controversies with Brokers. In the event of a controversy with any broker or other dealer with regard to any transaction, the Asset Manager shall advise the Client of such controversy and the circumstances thereof and thereafter the Asset Manager shall act in accordance with any written instructions of the Client to the extent consistent with this Agreement. The Client shall, as shall be agreed upon by them, determine whether any proceedings or other actions shall be instituted with respect to such controversy; provided, however, that nothing herein shall be deemed to prohibit the Asset Manager from taking any action which it shall, under the circumstances then prevailing, reasonably determine to be necessary or desirable to protect the interests of the Account or otherwise to carry out its investment duties and responsibilities.
(f)Legal Proceedings. Unless otherwise agreed in writing by the Asset Manager, the Asset Manager shall have no obligations to take any action on behalf of the Client in any legal proceedings, including bankruptcies or class actions, involving any assets held, or formerly held, in the Account or issuers thereof. At the Client’s request, the Asset Manager will endeavor to assist with administrative matters in respect of any settlement or judgment.
(g)Agency Cross Transactions. Consistent with applicable law, Client hereby authorizes the Asset Manager to enter into “agency cross transactions” effected by an Asset Manager Affiliate acting as broker for both the Account and for the party on the other side of the transaction, in accordance with applicable law and subject to compliance with the Asset Manager’s applicable conflicts policies and procedures, as consistently applied. The Client understands and agrees that the Asset Manager or such Asset Manager Affiliate may receive commissions from and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such agency cross transactions.
(h)Procedure for Account Withdrawals. The Client hereby agrees to notify the Asset Manager at least one (1) business day prior to any withdrawals from the Account. The Client acknowledges and agrees that withdrawals will be funded first by accessing free cash balances and money market instruments; funds derived from the liquidation of all other assets will be deliverable upon final settlement of the trade(s) funding the withdrawal. Withdrawals will not affect: (i) the validity of any actions the Asset Manager has previously taken, or (ii) the

Client’s liabilities or obligations for transactions started before withdrawal. The Client understands and agrees that certain types of investments may only be liquidated at certain (sometimes infrequent) times. Client’s ability to withdraw assets from the Account is subject to any liquidity restrictions or withdrawal and unstaking times applicable to a particular investment and compliance with any internal corporate procedures and policies applicable to it.
10.Client Records and Reports.
(a)The Asset Manager shall maintain the books and records pertaining to the management and oversight of the Client Assets throughout the term of this Agreement and for a period of five years after the end of the year in which this Agreement terminates. Such books and records shall be made available for inspection at any time by the Client reasonably requested and upon Client’s expense, upon no less than three (3) business days’ prior written notice.
(b)The Client acknowledges that the Custodian will be responsible for sending the Client statements of the Account, including current market valuation of each investment in the Account, promptly following the end of each month in which there was activity in the Account. The Client acknowledges and agrees that Asset Manager will not be responsible for sending the Client reports regarding investments in the Account or confirmations of transactions executed for the Account, provided that the Asset Manager will send the Client performance reports as agreed with the Client from time to time.
11.Liability.
(a)Except in the cases of willful misconduct, gross negligence, fraud, material breach of this Agreement, or, in the case of the Asset Manager, the Asset Manager’s operational errors in handling Assets or effecting transactions for the Client’s account (each, a “Disqualifying Action”), to the fullest extent permitted by applicable law, none of the Asset Manager, its affiliates or their respective officers, directors, employees and agents (collectively, the “Covered Persons”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, damages, penalties, obligations or expenses of any kind whatsoever, including reasonable attorneys’ fees and court costs (“Losses”) suffered by the Client (i) as the result of any act or omission by the Asset Manager in connection with, arising out of or relating to the performance of its Services hereunder or (ii) any “passive breach” of the Investment Guidelines or any investment guidelines separately agreed in writing between the Asset Manager and the Client from time to time arising solely as a result of (x) changes in market value or (y) additions to or withdrawals from the Account or portfolio rebalancing, in each case to the extent not within the control of the Asset Manager. The Client further agrees that, to the fullest extent permitted by applicable law, no Covered Person shall be liable for any Losses caused, directly or indirectly, by any act or omission of the Client or any act or omission by the Custodian, any broker dealer to which the Asset Manager or the Client directs transactions for the Account, any third party service provider selected by the Asset Manager with reasonable care to act on behalf of the Client, or by any other non-party, unless such acts, omissions or other conduct is at the direction of the Asset Manager and the Asset Manager’s direction constitutes a Disqualifying Action. Without limiting anything in this Section 11(a), in no case shall any Covered Persons be liable for any Losses caused, directly or indirectly, by the error, negligence or misconduct of a Custodian, broker, broker-dealer, exchange, staking validator, or other online platform or service (however described) (collectively, “Platform”), the bankruptcy, insolvency, receivership, administrative or similar proceeding involving a Platform, a pause in or suspension of withdrawals from a Platform (however described and for whatever reason), the hack of a Platform, or by any other cause that does not constitute a Covered Person’s Disqualifying Action.

(b)The Asset Manager and any person acting on its behalf shall be entitled to rely in good faith upon information, opinions, reports or statements of legal counsel (as to matters of law) and accountants (as to matters of accounting or tax) and, accordingly, such good faith reliance by a person shall not constitute a Disqualifying Action so long as such counsel or accountant is qualified and was selected and consulted with due care. Under no circumstances shall the Asset Manager or any Covered Person be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.
(c)The Client agrees to indemnify and hold harmless each of the Covered Persons, against any Losses suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) (i) the operations, business or affairs of the Client, or any actions taken by the Asset Manager or failure by it to act (even if negligent) in connection with this Agreement, (ii) a Disqualifying Action by the Client, or (iii) the Client’s breach of this Agreement, in each case except to the extent that such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Covered Person.
(d)To the fullest extent permitted by law, the Client shall, upon the request of any Covered Person, advance or promptly reimburse such Covered Person’s reasonable and documented out-of-pocket costs of investigation (whether internal or external), litigation or appeal, including reasonable and documented attorneys’ fees and disbursements, reasonably incurred in responding to, litigating or endeavoring to settle any claim, action, suit, investigation or proceeding, whether or not pending or threatened, and whether or not any Covered Person is a party, arising out of or in connection with or relating to the operations, business or affairs of the or in furtherance of the interests of the Client (a “Claim”); provided that the affected Covered Person shall, as a condition of such Covered Person’s right to receive such advances and reimbursements, undertake in writing to promptly repay the applicable funds for all such advancements or reimbursements if a final judgment of a court of competent jurisdiction has determined that such Covered Person is not then entitled to indemnification under this Section 11. If any Covered Person recovers any amounts in respect of any Claims from insurance coverage or any third-party source, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Client for any amounts previously paid to it by the Client in respect of such Claims.
(e)Promptly after receipt by an Covered Person of notice of any Claim or of the commencement of any action or proceeding involving a Claim, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Client, give written notice to the Client of the receipt of such Claim or the commencement of such action or proceeding; provided, that the failure of any Covered Person to give notice as provided herein shall not relieve the Client of its obligations hereunder, except to the extent that the Client is actually prejudiced by such failure to give notice.
(f)Each Covered Person shall cooperate with the Client and its counsel in responding to, defending and endeavoring to settle any proceedings or Losses that may be subject to indemnification by the Client pursuant to this Section 11. Without limiting the generality of the immediately preceding sentence, if any proceeding is commenced against a Covered Person, the Client shall be entitled to participate in and to assume the defense thereof to the extent that the Client may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Client to such Covered Person of the Client’s election to assume the defense thereof, the Client shall not be liable for expenses subsequently incurred by such Covered Person without the consent of the Client (which shall not be unreasonably withheld) in connection with the defense thereof. Without the Covered Person’s consent, the Client will not consent to entry of any judgment in or enter into any settlement of any such action or proceeding which does not include as an unconditional term thereof the giving by every claimant or plaintiff to such Covered Person of a release from all liability in respect of such claim or litigation.
(g)The right of any Covered Person to indemnification as provided herein shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.
(h)The federal laws may impose liabilities under certain circumstances on persons who act in good faith; therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any applicable federal law.
12.Confidentiality. The Asset Manager shall regard as confidential all information concerning the affairs of the Client, but shall be permitted to disclose the Client’s confidential information to (a) the Covered Persons and their respective service providers, in each case, that have a bona fide need to know such confidential information, (b) third parties regarding the fact that the Asset Manager is performing investment management activities on the Client’s behalf, which specifically includes the Asset Manager’s inclusion of references to the Client in written marketing materials distributed by the Asset Manager to prospective investment management clients, (c) third parties regarding information regarding Account holdings and performance (without reference to the Client’s name) in connection with the establishment of a track record of the Asset Manager and (d) as otherwise required by any regulatory authority, law or regulation, or by legal process. Each party acknowledges that it may receive or have access to confidential proprietary information of the other party which is proprietary in nature and non-public, including, without limitation, information regarding the other party’s investment methodologies, systems and forms, trade secrets and the like (collectively, “Confidential Information”). The parties agree not to disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in or management of the Account and except as otherwise required by any regulatory authority, law or regulation, or by legal process; provided, however, that each party shall provide the other party with prior notice of any such disclosure and the circumstances surrounding such request so that the other party may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy by the disclosing party, such requesting party, in the written opinion of legal counsel satisfactory to the other party, is nonetheless legally compelled to disclose Confidential Information or else stand liable for contempt or suffer other censure or penalty, the disclosing party may, without liability hereunder, disclose only that portion of the Confidential information which such counsel advises the receiving party is legally required to be disclosed, provided that the receiving party exercise its best efforts to preserve the confidentiality of the Confidential information, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential information. For the avoidance of doubt, nothing herein shall prohibit either party from reporting possible violations of federal or state laws or regulations to any federal or state governmental agency, including, but not limited to, the Department of Justice, the U.S. Securities and Exchange Commission, Congress, and any agency inspector general, or from making other disclosures that are protected under the whistleblower provisions of federal or state laws or regulations, and nothing herein or any such other documents shall require the disclosing party to notify the other party that it has made such reports or disclosures.
13.Term and Survival; Exclusivity.
(a)This Agreement shall be effective on the Effective Date and will, unless early terminated in accordance with the provisions of this Section 13, continue in effect until the tenth (10th) anniversary of the Effective Date (the “Stated Termination Date”) and, unless a

Party elects to not continue the effectiveness of this Agreement as provided in Section 13(b), shall thereafter continue for successive one year renewal periods (the period during which this Agreement is in effect, the “Term”). Notwithstanding anything to the contrary set forth herein, the rights and obligations of the Parties hereunder are not effective until the Effective Date.
(b)This Agreement may be terminated for Cause (i) by the Client upon at least thirty (30) days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least sixty (60) days prior written notice to the Client (unless stated otherwise below under subclause (c)).
(c)For the purposes hereof, the term “Cause” means (i) with respect to Asset Manager, (A)(I) fraud, (II) bad faith resulting in a breach of this Agreement, (III) any action or omission constituting gross negligence in performing its obligations under this Agreement, which in each case of (II) or (III) results in a material adverse effect on the Client; provided, that the Asset Manager shall have a cure period of fifteen (15) days following notice of an occurrence of (I) or (II) if such breach, action or omission, as applicable is curable, (B) an Act of Insolvency occurring with respect to the Asset Manager; provided that an Act of Insolvency shall not be deemed to occur if the Asset Manager assigns its obligations under this Agreement to an affiliate that is not subject to an Act of Insolvency, and (C) is dissolved; provided that such dissolution shall not be deemed to occur if the Asset Manager assigns its obligations under this Agreement to an affiliate that is not subject to dissolution; and (ii) with respect to the Client (A) a material breach by the Client of its obligations under this Agreement (provided, that the Client shall have a cure period of thirty (30) days following notice of breach in the case of any such breach that is susceptible of cure), (B) abandonment or deprioritization of the HYPE Strategy by the Client, which, for the avoidance of doubt, would be viewed to occur if the Client is to withdraw greater than ten (10) percent of the Account Assets held within any consecutive three (3) month period, measured against Account Assets as of the conclusion of the Client’s last fiscal quarter, or (C) it becomes unlawful under any applicable law or regulation (including as a result of any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of the relevant application law or regulation) (as determined by the Asset Manager in its sole discretion) for the Asset Manager to perform its obligations under the Agreement or for the Client to engage in the activities contemplated by this Agreement, in which case the Asset Manager may immediately suspend its performance of all obligations under this Agreement and may terminate this Agreement with three (3) days prior written notice.
(d)For the purposes hereof, “Act of Insolvency” means the Asset Manager (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (iii) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (iv) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; or (v) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter.
(e)In the event that this Agreement is terminated pursuant to Section 13(b) for Cause by the Asset Manager, the Asset Manager shall be entitled to, in addition to fees due and unpaid accruing through the date of termination pursuant to this clause (e), any and all damages and legal remedies (including reasonable and documented legal fees) arising from or in connection therewith including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost future profits and business in the future. In the event that this Agreement is terminated by the Asset Manager for Cause pursuant to Section 13(c)(ii)(B), the Client shall also pay the Asset Manager the Termination Fee described in Section 13(f).
(f)This Agreement may be terminated without Cause at any time by the Client upon at least thirty (30) days prior written notice to the Asset Manager. If the Client terminates this Agreement for any reason other than for Cause, the Client shall pay the Asset Manager an early termination fee (“Termination Fee”) in an amount equal to the greater of (i) five (5) times the aggregate amount of management fees paid by the Client to the Asset Manager (or, solely with respect to the first year, to be paid to the Asset Manager) over the most recent one (1) year period, or (ii) $1 million. The Termination Fee shall be in addition to any other fees due and owing under this Agreement and the Fee Schedule accruing through the date of termination pursuant to this clause (f).
(g)If the Client terminates without Cause, until the earlier of (i) such time as the Client has paid the Termination Fee and any other fees due under this Agreement and the Fee Schedule accruing through the date of termination or (ii) the ten (10) year anniversary of the effective date of this Agreement, the Client shall not enter into any agreement with any other person or entity that would have the effect of replacing Asset Manager to engage in substantially similar investment strategies.
(h)Termination shall not affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination, including the provisions regarding arbitration, which shall survive any expiration or termination of this Agreement. Upon termination, it is the Client’s responsibility to monitor the Account Assets and it is understood and acknowledged that the Asset Manager will have no further obligation to act or advise with respect to those Account Assets.
(i)During the term of this Agreement Asset Manager (including any Asset Manager Affiliate as applicable) shall be the exclusive provider of asset management services to Client and its subsidiaries as contemplated hereby. At the outset of this Agreement, the Client agrees that Stillman Digital Inc. will be the Client’s initial provider of HYPE related trading strategy services, which are integral to the fulfillment of the HYPE Strategy. Neither Client nor its subsidiaries shall employ or contract with any other third party to provide the same or substantially similar services as provided by Asset Manager or an affiliate, without the prior written consent of Asset Manager, which may be withheld by Asset Manager in its sole discretion
14.Electronic Delivery. The Client hereby agrees and provides its consent to have the Asset Manager electronically deliver Account Communications. “Account Communications” means all current and future account statements; privacy statements; audited financial information, if applicable; this Agreement (including all supplements and amendments hereto); the Asset Manager’s Privacy Notice and updates thereto; notices and other information, documents, data and records regarding the Account Assets. Electronic communications include e-mail delivery as well as electronically making available to the Client Account Communications on the Asset Manager’s Internet site, if applicable. By signing this Agreement, the Client consents to electronic delivery as described in the preceding three sentences. It is the Client’s affirmative obligation to notify the Asset Manager in writing if the Client’s email address changes. The Client may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Asset Manager, in writing, of the Client’s intention to do so. Neither the Asset Manager nor its affiliates will be liable for any interception of Account Communications. The Client should note that no additional charge for electronic delivery will be assessed, but the Client may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.
15.General Provisions.
(a)Assignment. This Agreement shall be binding upon and inure to the benefit of the Client, the Asset Manager and their respective successors and permitted assigns. No party to this Agreement may assign (including as that term is defined and interpreted under the Advisers Act) all or any portion of its rights, obligations or liabilities under this Agreement without the consent of the other party to this Agreement, provided, however, that the Asset Manager may, in its sole discretion, assign all or any portion of its rights, obligations or liabilities under this Agreement to an affiliate of the Asset Manager or a third party; provided, however, that following the six (6) month anniversary of the Effective Date, any future third party assignee, other than an affiliate of the Asset Manager, must be reasonably acceptable to the Client.
(b)Independent Contractor. It is understood and agreed that the Asset Manager shall be deemed to be an independent contractor of the Client and that the Asset Manager shall not have authority to act for or represent the Client in any way and shall not otherwise be deemed to be agent of the Client. Nothing contained herein shall create or constitute the Asset Manager and the Client as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.
(c)Third Party Beneficiaries. This Agreement is not intended to and does not convey any rights to persons not a party to this Agreement.
(d)Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.
(e)Amendments. Except to the extent otherwise expressly provided herein, this Agreement may not be amended except in a writing signed by the parties hereto.
(f)Waivers. Each party may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver of any such right constitute any further waiver of such or any other right hereunder. No waiver of any right by any party hereto shall be construed as a waiver of the same or any other right at any other time.

(g)Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class mail or sent by courier or by email (including email with an attached PDF) or other electronic transmission with confirmation of transmission to the other party at the address set forth below or to such other address as a party may from time to time specify to the other party by such notice hereunder.
If to the Asset Manager:
DeFi Technologies, Inc.
98 Davenport Rd
Toronto ON, M5R 1J2
Email:
Attn: Olivier Roussy Newton, CEO

If to the Client:
Nuvve Holding Corp.
2488 Historic Decatur Road, Suite 230
San Diego, CA 92106
Email:
Attn: Gregory Poilasne, Chief Executive Officer
with a copy to:
Baker & Hostetler LLP
1900 Avenue of the Stars, Suite 2700
Los Angeles, CA 90067
Email:
Attn: Alan A. Lanis, Jr.
Any such communications, notices, instructions or disclosures shall be deemed duly given when deposited by first class mail address as provided above, when delivered to such address by courier or when sent by email (including email with an attached PDF) or other electronic transmission (with the receipt confirmed).
(h)Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of law.
(i)Arbitration. Notwithstanding anything herein to the contrary, including the parties’ submission to jurisdiction of the courts of the State of New York pursuant to Section 15(j) below, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the New York offices of the American Arbitration Association (“AAA”) before three (3) qualified arbitrators, one (1) selected by each party and one (1) selected by both parties. The arbitration shall be administered by AAA under its Commercial Arbitration Rules and Mediation

Procedures (the “Rules”) in accordance with the expedited procedures in those Rules. Judgment on the arbitration award may be entered in any state or federal court sitting in New York, New York or in any other applicable court. This Section 15(i) shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. In the event that this Agreement is terminated pursuant to this Section 15(i), the Asset Manager shall be entitled to any and all damages and legal remedies arising from or in connection with such default including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost profits and business in the future. Any arbitration arising out of or related to this Agreement shall be conducted in accordance with the expedited procedures set forth in the Rules as those Rules exist on the effective date of this Agreement. The parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators may issue awards for all damages and legal remedies arising from or in connection with such default including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost profits and business in the future. Any party may, without inconsistency with this arbitration provision, apply to any state or federal court sitting in New York, New York and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitration will be conducted in the English language. The arbitrators shall decide the dispute in accordance with the law of New York. The arbitration provisions contained herein are self-executing and will remain in full force and effect after expiration or termination of this Agreement. The costs and expenses of the arbitration shall be funded fifty percent (50%) by the claimant and the remaining fifty percent (50%) shall be split equally among the respondent(s). All parties shall bear their own attorneys’ fees during the arbitration. The prevailing party on substantially all of its claims shall be repaid all of such costs and expenses by the non-prevailing party within ten (10) days after receiving notice of the arbitrator’s decision.
(j)Submission to Jurisdiction; Consent to Service of Process. Subject to Section 15(j) above, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of and consent to service of process and venue in the state and federal courts in the County of New York, State of New York in any dispute, claim, controversy, action, suit or proceeding between the parties arising out of this Agreement which are permitted to be filed or determined in such court. Subject to Section 15(i) above, the parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that process may be served in any action, suit or proceeding by mailing copies thereof by registered or certified mail (or its equivalent) postage prepaid, to the party’s address set forth in Section 13(g) of this Agreement or to such other address to which the party shall have given written notice to the other party. The parties agree that such service shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Nothing in this Section 15(j) shall affect the right of the parties to serve process in any manner permitted by law.
(k)Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, pandemics, quarantine restrictions and freight embargoes.
(l)Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

(m)Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.
(n)Fees. The Client shall also be responsible for all reasonable and documented legal fees and disbursements of counsel incurred by the Asset Manager (not to exceed $150,000 in the aggregate) in connection with the negotiation and execution of this Agreement, which shall be payable within five (5) business days following the closing of the private placement or public offering of equity or debt securities consummated by the Client after the date hereof; provided, the gross proceeds received by the Client from such private placement or public offering are equal to or greater than $1,000,000 (a “Subsequent Transaction”). For purposes of clarity, a Subsequent Transaction shall not include transactions relating to any arrangement to which the Client is a party and which are in effect on prior to the date hereof.
(o)Counterparts; Electronic Signature and Delivery. This Agreement may be executed in counterparts, including counterparts sent via PDF other electronic transmission, each of which, when taken together shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the Effective Date.
NUVVE HOLDING CORP.

By:    /s/ Gregory Poilasne
Name:     Gregory Poilasne
Title:     Chief Executive Officer

DEFI TECHNOLOGIES, INC.

By:    /s/ Olivier Roussy Newton
Name:    Olivier Roussy Newton
Title:    CEO

[Signature Page to Asset Manager Agreement]

Schedule A
Accounts

Broker/Custodian (where applicable)	Account Number or wallet address	Name of Accountholder	Type of Account

A-1
|US-DOCS\160114932.13||

Schedule B
Investment Guidelines
(1)Services
For purposes of this Agreement, “Services” shall mean investment and asset management services, including, but not limited to, the services set forth in Section 3, and the other services and actions set forth in the Investment Guidelines on this Schedule B.
(2)Permitted Investments
Subject to the restrictions set forth in this Schedule B, the Asset Manager shall invest the Account Assets with a long HYPE investment strategy focused on maximizing exposure and value accruals related to the native digital asset of the Hyperliquid network, called $HYPE (“HYPE”) including facilitating the staking of HYPE by the Client and partnering with HYPE validators, provided that, for the avoidance of doubt, the Account Assets may also include other cryptocurrencies, cash and any other assets the Asset Manager determines, in its sole discretion, are incidental to, required for, or that facilitate such maximal exposure and/or value accrual
(1)Prohibited Investments
Any investment of a nature that would constitute a security (including a security-based swap as such term is defined under the Securities Exchange Act) and require the Asset Manager to register as an investment adviser under the Advisers Act or rely on an exemption therefrom or any investment of a nature that would constitute “investment securities” as that term is defined in the Investment Company Act or that would require the registration of either the Client or the Asset Manager as an investment company under the Investment Company Act.
Any investment in an over-the-counter derivative, swap, futures contracts or option on futures contracts (including perpetual futures) or any other “commodity interest” as such term is defined under the Commodity Exchange Act which would require the Asset Manager to register as a commodity pool operator or a commodity trading adviser or rely on an exemption therefrom. Notwithstanding anything herein to the contrary, as of the Effective Date of this Agreement, acquiring or disposing of HYPE and staking HYPE shall not be deemed Prohibited Investments.
(2)Position Exposure
As mutually agreed by the Parties in writing from time to time.
(3)Investment Restrictions
The Client acknowledges and agrees that (a) no assurance, representation or guarantee has been given to it by the Asset Manager, or by any other person, that the Asset Manager’s management of the Account will generate profits or that past results of the investment strategy or other clients of the Asset Manager are necessarily indicative of future performance; and (b) all risks relating to transactions effected by the Asset Manager on behalf of the Account under this Agreement
B-1

shall be borne by the Client and all gains or losses accruing in respect of the Account Assets shall belong to and be borne by the Client.
B-2

Schedule C
Fee Schedule
Effective Date: The Effective Date under this Agreement.
For its Services under the Agreement, the Client will pay, or cause to be paid, to the Asset Manager fees determined as follows.
Asset-based Fee
On each of (i) the three month anniversary of the Effective Date, (ii) the six (6) month anniversary of the Effective Date, (iii) the nine (9) month anniversary of the Effective Date, and (iv) the twelve (12) month anniversary of the Effective Date (each, a “First Year Payment Date”), the Client will pay the Asset Manager a fee equal to the greater of (i) $150,000 or (ii) a fee calculated pursuant to the following formula (each a “First Annual Fee Installment” and, together, the “First Annual Fee”):
A = B * C
Where A = The First Annual Fee Installment payable on such First Year Payment Date.
B = The value of the Account Assets, calculated as of the applicable First Year Payment Date by the Asset Manager in a commercially reasonable manner and in good faith. The value of the Account Assets, if applicable, will be by reference to the Token VWAP8 of the applicable Account Assets (the “First Annual AUM Value”).
C = 1.50%.
The First Annual Fee will be paid in the form of cash.
Following the payment of the First Annual Fee, starting on the one-year anniversary of the Effective Date, the Client shall pay the Asset Manager a quarterly asset-based fee (the “Asset-based Fee”), calculated pursuant to the following formula:
A = B * C
Where A = The Asset-based Fee payable for such quarter
B = The value of the Account Assets, calculated as of the first business day of each fiscal quarter (the “Valuation Date”) by the Asset Manager in a commercially reasonable manner and in good faith. The value of the Account Assets, if applicable, will be by reference to the Token VWAP of the applicable Account Assets.
8 “Token VWAP” means, for any date, the aggregate dollar-volume weighted average price for the assets on Coinmarketcap during the ten (10) day period immediately preceding the First Year Payment Date.
C-1

C = 0.50%
The first Asset-based Fee shall be payable on the first day of the fiscal quarter starting on or after the one-year anniversary of the Effective Date (the “First Payment Date”) and is to be increased by the ratable amount of any Asset-based Fee based on the number of days elapsed between the final First Year Payment Date and the First Payment Date.
The Asset-based Fee will be paid in the form of cash.
In the event of a dispute between the Client and the Asset Manager as to the Token VWAP, if the parties are unable to reach an agreement within five (5) business days, the valuation shall be submitted to an independent, reputable appraiser selected by the Asset Manager and reasonably acceptable to the Client, who will determine a final and biding valuation within five (5) business days thereof.
For the avoidance of doubt, the fact that an Account asset is staked shall not change the fees otherwise applicable to that asset set forth above.
C-2

Schedule D
The Client’s List of Authorized Persons

D-1